Exhibit 99.1

    GLADSTONE INVESTMENT CORPORATION REPORTS JUNE 30, 2005 FINANCIAL RESULTS

    MCLEAN, Va., Aug. 10 /PRNewswire-FirstCall/ -- Gladstone Investment Corp. (Nasdaq: GAIN) (the "Company") today announced earnings for the period June 22, 2005 (commencement of operations) to June 30, 2005. On June 22, 2005, the Company priced its initial public offering and the stock began trading June 23, 2005 on NASDAQ under the trading symbol "GAIN."

    On June 28, 2005, the Company closed the sale of 14,400,000 shares in connection with the initial public offering at an aggregate public offering price of $216.0 million, reflecting a public offering price of $15.00 per share. On July 14, 2005, the underwriters exercised in full their option to purchase an additional 2,160,000 shares of common stock. The exercise of the over-allotment option brought the total number of shares sold in the initial public offering to 16,560,000 and provided the Company with an additional $30.1 million in net proceeds. Total net proceeds received by the Company from the offering were approximately $230.2 million after underwriting discounts and estimated offering expenses.

    Total assets were $200,628,803 at June 30, 2005. Net asset value was $200,137,980 or $13.90 per actual common share outstanding at June 30, 2005. The Company realized a net increase in stockholders' equity resulting from operations of $19,800 for the period June 22, 2005 (commencement of operations) to June 30, 2005. The net increase in stockholders' equity from operations per basic and diluted common share for the period June 22, 2005 (commencement of operations) to June 30, 2005 was $0.00.

    The Company made no investments during the period June 22, 2005 (commencement of operations) to June 30, 2005. Subsequent to June 30, 2005, the Company invested in three loans for an aggregate investment of $8.5 million.

    Results reported today for investment income and operating expenses are not expected to be indicative of future operating performance. In particular, the Company expects investment income to increase in future quarters, as compared to the period June 22, 2005 (commencement of operations) to June 30, 2005, as a result of the investment of the net proceeds from the initial public offering and as investments are made in portfolio company securities that the Company expects will yield a greater return than the cash and cash equivalents in which the vast majority of the net proceeds of our initial public offering are currently invested.

    "We have been pleased with the inflow of opportunities since the fund was launched in June and anticipate that the investment income will grow as the funds are deployed," said Chip Stelljes, President and Chief Investment Officer.

    On July 7, 2005, the Company announced that the Board of Directors declared its initial monthly cash dividends of $0.02 per common share for each of the months of July, August and September of 2005. The dividend declaration in July was the first for Gladstone Investment since it began trading.

    Gladstone Investment will host a conference call at 9:30 am EDT, August 11, 2005. To enter the call please dial 888-413-5357 and use the confirmation code 745631. An operator will monitor the call and set a queue for questions. To hear the replay of the call please dial 888-266-2081 and use the confirmation code 745631.

    The live audio broadcast of Gladstone Investment's earnings conference call will be available online at http://www.GladstoneInvestment.com and http://www.vcall.com/vcall/index.asp , with an online replay to follow shortly after the call.

    Gladstone Investment Corporation is an investment company that seeks to make debt and equity investments in small and mid-sized private businesses in the U.S. in connection with acquisitions, changes in control and recapitalizations. For more information please visit our website at http://www.GladstoneInvestment.com.

    For further information contact our Investor Relations Manager, Kelly Sargent at 703-287-5835.

    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company. Words such as "believes," "expects," "anticipates," "estimated," "approximately" "projects" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's prospectus dated June 22, 2005, as filed with the Securities and Exchange Commission on June 23, 2005. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                        GLADSTONE INVESTMENT CORPORATION
                       STATEMENT OF ASSETS AND LIABILITIES
                                   (UNAUDITED)

                                                                June 30,
                                                                  2005
                                                             --------------
ASSETS
Cash and cash equivalents                                    $  200,611,011
Prepaid assets                                                       17,792
Deferred offering costs                                                   -
TOTAL ASSETS                                                 $  200,628,803

LIABILITIES
Accounts payable                                             $      128,029
Administration fee payable to Gladstone Administration               27,083
Loan payable to affiliate                                                 -
Accrued offering costs and expenses                                 335,711
Total Liabilities                                                   490,823
NET ASSETS                                                   $  200,137,980

ANALYSIS OF NET ASSETS:
Common stock, $0.001 par value, 100,000,000 shares
 authorized and 14,400,100 shares issued and outstanding     $       14,400
Capital in excess of par value                                  200,103,780
Undistributed net investment income                                  19,800
Total Net Assets                                             $  200,137,980

                        GLADSTONE INVESTMENT CORPORATION
                             STATEMENT OF OPERATIONS
   For the Period June 22, 2005 (Commencement of Operations) to June 30, 2005

                                   (UNAUDITED)

INVESTMENT INCOME
   Interest income - cash and cash equivalents               $       48,198

EXPENSES
   Administration fee to Gladstone Administration                    27,083
   Interest                                                             378
   Stockholder related costs                                            635
   General and administrative                                           302
                Expenses                                             28,398
NET INVESTMENT INCOME                                                19,800

NET INCREASE IN STOCKHOLDERS' EQUITY RESULTING
 FROM OPERATIONS                                             $       19,800

NET INCREASE IN STOCKHOLDERS' EQUITY RESULTING
 FROM OPERATIONS PER COMMON SHARE:
       Basic and Diluted                                     $            -

SHARES OF COMMON STOCK OUTSTANDING:
       Basic and Diluted                                         14,400,100

                        GLADSTONE INVESTMENT CORPORATION
                              FINANCIAL HIGHLIGHTS
   For the Period June 22, 2005 (Commencement of Operations) to June 30, 2005

                                   (UNAUDITED)

Per Share Data (1)
  Net proceeds from initial public offering (2)              $        13.95
  Offering costs                                                      (0.05)
  Income from investment operations:
     Net investment income                                                -
  Total from investment operations                                        -
  Distributions                                                           -
  Net asset value at end of period                           $        13.90

  Per share market value at beginning of period              $        15.00
  Per share market value at end of period                             15.05
  Total Return (3) (4)                                                 0.33%
  Shares outstanding at end of period                            14,400,100

  Ratios/Supplemental Data
  Net assets at end of period                                $  200,137,980
  Average net assets (5)                                     $  200,137,980
  Ratio of expenses to average net assets-annualized                   0.06%
  Ratio of net investment income to average net
   assets-annualized                                                   0.04%

(1)  Based on actual shares outstanding.
(2)  Net of initial underwriting discount of $1.05 per share.
(3) Total return equals the increase of the ending market value over the beginning market value divided by the monthly beginning market value.
(4)  Amounts were not annualized.
(5) Average net assets calculated from June 22, 2005 (commencement of operations) to June 30, 2005.

CONTACT:  Kelly Sargent, Investor Relations Manager of Gladstone
Investment Corporation, +1-703-287-5835/
Web site:  http://www.gladstoneinvestment.com /